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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 23, 2002

Apex Mortgage Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13637	95-4650863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

865 South Figueroa Street, Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 244-0000
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On May 23, 2002 we announced the public offering of 4,400,000 shares of our common stock, through Credit Suisse First Boston as the underwriter, at a price to the public of $13.00 per share. We also announced that we have granted Credit Suisse First Boston a 30-day option to purchase up to 660,000 additional shares to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

        The following exhibits are part of this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
1.1	Form of Underwriting Agreement by and between Apex Mortgage Capital, Inc. and Credit Suisse First Boston Corporation.
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the shares being issued.
23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included with the opinion filed as Exhibit 5.1).
99.1	Press release of the Company dated May 23, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX MORTGAGE CAPITAL, INC.
(Registrant)

Date: May 28, 2002	By:	/s/ PHILIP A. BARACH Philip A. Barach President and Chief Executive Officer

S-1

EXHIBIT INDEX

        Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement by and between Apex Mortgage Capital, Inc. and Credit Suisse First Boston Corporation.
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the shares being issued.
23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included with the opinion filed as Exhibit 5.1).
99.1	Press release of the Company dated May 23, 2002.

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FORM 8-K
  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX